EXHIBIT 10.2

SALARY CONVERSION AGREEMENT

This Salary Conversion Agreement (the “Agreement”) is entered into as of this 24th day of June, 2013 by and among Davi Luxury Brand Group, Inc., a Nevada corporation (the "Company"), and Parrish Medley (the "Executive").

WHEREAS:

A.                 As of the date hereof, the Company owes the Executive $72,000 in accrued but unpaid wages and salary (“Unpaid Salary”).

B.                 Due to its current financial condition, it is in the best interests of the Company to defer the payment of the Unpaid Salary.

C.                 The Executive is willing to defer payment of the Unpaid Salary in exchange for receiving the right to convert the Unpaid Salary into shares of the Company’s common stock (the “Shares”).

NOW THEREFORE, for and in consideration of the premises, covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1.	CONVERSION OPTION.

(a)                The Company hereby grants to the Executive the right and option (the “Conversion Option”), exercisable by the Executive at any time while the Unpaid Salary has not been paid in full in cash or has not otherwise been settled, to convert some or all of his Unpaid Salary into Shares at a price equal to $0.10 per share (the closing price of the common stock on the date of this Agreement as reported by the OTC Bulletin Board). The foregoing $0.01 per share conversion price shall be adjusted hereafter for stock splits, stock combinations or similar events.

(b)               The Executive may exercise the Conversion Right, in whole or in part, at any time by delivering to the Company written notice of the amount of the Unpaid Salary that the Executive wishes to convert into Shares. As soon as practicable after the exercise of the Conversion Option, the Company will cause to be issued in the name of and delivered to the Executive a certificate or certificates representing the shares of common stock purchased upon such exercise. The outstanding balance of the Unpaid Salary shall be reduced by the amount thereof that is converted into Shares.

2.                  PAYMENT OF SALARY

(a)                The Company hereby acknowledges and agrees that it owes the Executive the full amount of the Unpaid Salary ($72,000). The Company hereby agrees to repay, in full, the Unpaid Salary in cash, in one or more payments, by no later than September 30, 2015. The Company shall have the right to repay some or all of the Unpaid Salary at any time, or from time to time, provided that the Company shall give the Executive no less than three business day’s written notice of its irrevocable intention to make such a payment. The Executive shall have the right to exercise his Conversion Option during the three-day notification period.

(b)               The Executive hereby agrees to refrain from demanding payment of the Unpaid Salary until September 30, 2015 in consideration for the Conversion Option.

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3.                  THE EXECUTIVE’S REPRESENTATIONS AND WARRANTIES.

The Executive represents and warrants that:

(a)                Investment Purpose. In the event that the Executive exercises the Conversion Option, he will acquire the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended.

(b)               Information. The Executive understands that an investment in the Shares of the Company involves a high degree of risk. The Executive has sought such accounting, legal and tax advice as he deems necessary to make an informed decision regarding the conversion of the Unpaid Salary into Shares.

4.                  THE COMPANY’S REPRESENTATIONS AND WARRANTIES.

(a)                Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to sell and issue Shares under this Agreement.

(b)               Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, including the authorization, sale, issuance and delivery of the Shares, has been taken. This Agreement constitutes a valid and binding obligations of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares issued in accordance with the provisions of this Agreement have been validly issued and, upon the cancellation of the Unpaid Salary, will be fully paid and nonassessable.

5.                  MISCELLANEOUS.

(a)                Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(b)               Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(c)                Applicable Law. This Agreement shall be construed and governed by the laws of the State of California.

IN WITNESS WHEREOF, the Executive and the Company have caused this Loan Conversion Agreement to be duly executed as of the date first written above.

THE COMPANY:

DAVI LUXURY BRAND GROUP, INC. By: /s/ Parrish Medley Name: Parrish Medley Its: President

THE EXECUTIVE:

By:/s/ Parrish Medley

Parrish Medley